Exhibit 99(a)
EMPLOYMENT AGREEMENT
     AGREEMENT, effective as of September 8, 2005 by and between Delphi Corporation, a Delaware corporation (the “Company”), and [               ] (the “Executive”)1.
     WHEREAS, the Company is currently restructuring its business and, in light of this restructuring, wishes to secure the continued employment of the Executive pursuant to the terms and conditions set forth in this Agreement and the Executive desires to continue to be employed by the Company pursuant to the terms and conditions of this Agreement;
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the Company and the Executive agree as follows:
     1. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby accepts such employment, on the terms and conditions hereinafter set forth.
     2. Term. The period of employment of the Executive by the Company hereunder shall commence on the date first written above and shall continue in effect until the occurrence of a Date of Termination (as defined in Section 8(b)) (the “Employment Period”).
     3. Position and Duties. During the Employment Period, the Executive shall serve in an executive position reasonably consistent with his or her current position with the Company or in such other position or positions with a level of duties and responsibilities consistent with the foregoing with the Company and/or its subsidiaries and affiliates as the Company’s board of directors (the “Board”) may specify from time to time. During the Employment Period, the Executive shall have the duties, responsibilities and obligations customarily assigned to individuals serving in the position or positions in which the Executive serves hereunder. The Executive agrees to devote all of his or her working time and efforts to the performance of his or her duties for the Company.

[1]	The Company’s CEO will not receive an employment agreement.

     4. Place of Performance. In connection with the Executive’s employment by the Company, the Executive shall be based at his or her present work location, except for travel necessary in connection with the requirements of the Executive’s position.
     5. Compensation and Related Matters.
         (a) Base Salary. As compensation for the performance by the Executive of his or her obligations hereunder, during the Employment Period, the Company shall pay the Executive a base salary at an annual rate equal to the annual rate in effect on the date hereof. Base salary shall be payable in accordance with the Company’s customary payroll practices for executives, as in effect from time to time. The Board may conduct an annual review of the base salary and may increase such base salary in its discretion. Once increased, base salary shall not thereafter be decreased, except pursuant to across-the-board salary reductions similarly affecting other Company executives. The term “Base Salary” shall refer to the annual base salary as in effect from time to time.
         (b) Annual Bonus. During the Employment Period, the Executive shall be eligible to participate, at a level comparable to similarly situated executives of the Company, in such discretionary annual (or such shorter period) bonus plans as may be authorized from time to time by the Board.
         (c) Long-Term Incentive Compensation. During the Employment Period, the Executive shall be eligible to participate, at a level comparable to similarly situated executives of the Company, in such long-term compensation arrangements as may be authorized from time to time by the Board.
         (d) Expenses. The Company shall promptly reimburse the Executive for all reasonable business expenses incurred during the Employment Period by the Executive in performing his or her duties hereunder provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.
         (e) Other Benefits. During the Employment Period, the Executive shall be entitled to participate in all of the employee benefit plans and arrangements made available by the Company to its similarly situated executives, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements.
     6. Offices. The Executive agrees to serve without additional compensation, if elected or appointed thereto, as a director of the Company, any parent or subsidiaries of the Company, and as a member of any committees of the board of directors of any such entity, and in one or more executive positions of any of the Company’s subsidiaries, provided that the Executive is indemnified for serving in any and all such capacities on a basis no less favorable than is currently provided to any other director of the Company or any of its subsidiaries, or any such executive position, as the case may be.
     7. Termination. The Executive’s employment hereunder may be terminated as follows:
         (a) Death. The Executive’s employment hereunder shall terminate upon his or her death.
         (b) Cause. The Company may terminate the Executive’s employment hereunder for Cause. The occurrence of any of the following, as reasonably determined by the Company, shall be a reason for Cause, provided that, if the existence of such Cause is curable, the Executive has been informed by the Company of the existence of Cause and given an opportunity of ten business days to cure, if curable as determined solely by the Company, the existence of such Cause and such Cause remains uncured:
           (i) continued failure by the Executive to satisfactorily perform his or her duties;
           (ii) willful misconduct or gross negligence by the Executive in the performance of his or her duties hereunder, including insubordination;
           (iii) the Executive’s commission of any felony or the Executive’s commission of any misdemeanor involving moral turpitude (including entry of a guilty or nolo contendere plea);
           (iv) the Executive’s commission of any act involving dishonesty that results in material financial, reputational or other harm, monetary or otherwise, to the Company or its affiliates and subsidiaries, including but not limited to an act constituting misappropriation or embezzlement of the property of the Company or its parent, affiliates or subsidiaries, as determined in good faith by the Board; or
           (v) any material breach by the Executive of this Agreement.
         (c) Good Reason. The Executive may terminate his or her employment hereunder for “Good Reason” after the occurrence, without the written consent of the Executive, of an event constituting a material breach of this Agreement by the Company that has not been fully cured within ten (10) business days after written notice thereof has been given by the Executive to the Company setting forth in sufficient detail the conduct or activities the Executive believes constitute grounds for Good Reason.
         (d) Without Cause by the Company; Without Good Reason by the Executive. The Company may terminate the Executive’s employment hereunder at any time without Cause upon thirty (30) days prior written notice to the Executive. The Executive may terminate the Executive’s employment voluntarily for any reason or no reason at any time by giving thirty (30) days prior written notice to the Company.
     8. Termination Procedure.
         (a) Notice of Termination. Any termination of the Executive’s employment by the Company or by the Executive (other than termination pursuant to Section 7(a)) shall be communicated by a written notice (“Notice of Termination”) to the other party hereto in accordance with Section 15.
         (b) Date of Termination. “Date of Termination” shall mean (i) if the Executive’s employment is terminated by the Executive’s death, the date of his or her death, (ii) if the Executive’s employment is terminated for Cause, the date specified in the Notice of Termination and (iii) if the Executive’s employment is terminated without cause or by the Executive for Good Reason, the date on which a Notice of Termination is given or any later date (within 30 days) set forth in such Notice of Termination.
     9. Compensation upon Termination.
         (a) Death. If the Executive’s employment is terminated by reason of the Executive’s death, the Company shall have no further obligations to the Executive under this Agreement and the Executive’s benefits shall be determined under the Company’s retirement, insurance and other benefit and compensation plans or programs then in effect in accordance with the terms of such plans and programs.
         (b) By Company without Cause or by the Executive for Good Reason. If during the Employment Period the Executive’s employment is terminated by the Company other than for Cause or by the Executive for Good Reason, the Company shall:
           (i) continue to pay and otherwise provide to the Executive, during any notice period (not to exceed thirty (30) days), all compensation, monthly base salary and previously earned but unpaid bonuses (e.g, pro-rata) if any,and shall continue to allow the Executive to participate in any benefit plans in accordance with the terms of such plans;
           (ii) pay to the Executive any accrued unused vacation pay; and
           (iii) pay to the Executive, as the Executive’s sole and exclusive remedy, an amount equal to the sum of the Executive’s Base Salary as in effect as of the Date of Termination and the Executive’s annual target bonus as in effect for the year in which the Date of Termination occurs (annualized in the event the bonus plan in which the Executive then participates is based on a period less than 1 year), divided by (12) twelve. Such amount shall be paid monthly for an eighteen month period commencing on the first day of the month next following the Date of Termination. Notwithstanding anything to the contrary herein, any amounts otherwise payable to or in respect of a “key employee” (as defined in Section 416(i) of the Internal Revenue Code of 1986, as amended (the “Code”)) pursuant to this Agreement shall be delayed until the earliest date permitted by Section 409A(a)(2) of the Code.
         (c) By Company for Cause or by the Executive Other than for Good Reason. If the Executive’s employment shall be terminated by the Company for Cause or by the Executive other than for Good Reason, the Company shall pay the Executive his or her monthly base salary (at the rate in effect at the time Notice of Termination is given) through the end of the month, and the Company shall have no additional obligations to the Executive under this Agreement except as set forth in Section 9(d).
         (d) Compensation Upon any Termination. Following any termination of the Executive’s employment, the Company shall pay the Executive all amounts, if any, to which the Executive is entitled as of the Date of Termination under any compensation plan or benefit plan or program of the Company, at the time such payments are due in accordance with the terms of such plans or programs.
         (e) Return of Company Property. The Executive agrees that following the termination of the Executive’s employment for any reason, or at any time prior to the Executive’s termination upon the request of the Company, he or she shall return all property of the Company, its parent, subsidiaries, affiliates and any divisions thereof, which is then in or thereafter comes into his or her possession, including, but not limited to, any Confidential Information (as defined below) or Intellectual Property (as defined below), or any other documents, contracts, agreements, plans, photographs, projections, books, notes, records, electronically stored data and all copies, excerpts or summaries of the foregoing, as well as any automobile or other materials or equipment supplied by the Company, its parent, subsidiaries, affiliates and any divisions thereof to the Executive, if any.
         (f) Requirement for a Release. Notwithstanding the foregoing, the Company’s obligations to pay or provide any benefits, other than as required by Section 9(d), shall (1) cease as of the date the Executive breaches any of the provisions of Section 13 and (2) be conditioned on the Executive signing the Company’s customary release of claims in favor of the Company and the expiration of any revocation period provided for in such release.
     10. Terminations in Connection with Certain Transactions. A termination of the Executive’s employment by the Company that occurs as a result of a restructuring, divestiture or sale by the Company or the outsourcing by the Company of the Executive’s facility, business, business unit, or business activity shall presumed to be a termination of the Executive’s employment by the Company without Cause; provided, however, that if in connection with such transaction or event the Executive is offered comparable employment (including severance on terms and conditions no less favorable than as provided hereunder), such termination shall not entitle the Executive to any payment pursuant to Section 9(b).

     11. Disability. If the Executive becomes “disabled” (within the meaning of the applicable disability plan, program or arrangement of the Company, as in effect from time to time), the Executive shall be entitled to such benefits as may be provided under such plan, policy or arrangement, but shall not be entitled to any payments under Section 9(b) hereof (unless the Executive returns to active employment and becomes entitled to such payments as a result of a subsequent termination of the Executive’s active employment).
     12. Mitigation. The Executive shall not be required to mitigate the amount of any payment provided for the Executive by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for the Executive hereunder be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company or otherwise.
     13. Confidentiality; Intellectual Property; Non-Competition Requirement; etc.
         (a) Confidentiality.
           (i) The Executive acknowledges and agrees that: (A) the Executive holds a position of trust and confidence with the Company and that his or her employment by the Company will require that the Executive have access to and knowledge of valuable and sensitive information, material, and devices relating to the Company and/or its business, activities, products, services, customers and vendors, including , but not limited to, the following, regardless of the form in which the same is accessed, maintained or stored: the identity of the Company’s actual and prospective customers and their representatives; prior, current or future research or development activities of the Company and/or its customers, the products and services provided or offered by the Company to customers or potential customers and the manner in which such services are performed or to be performed; the product and/or service needs of actual or prospective customers; pricing and cost information, information concerning the development, engineering, design, specifications, acquisition or disposition of products and/or services of the Company; unique and/or proprietary computer equipment, programs, software and source codes, licensing information, personnel information, vendor information, marketing plans and techniques, forecasts, and other trade secrets (“Confidential Information”); (B) the direct and indirect disclosure of any such Confidential Information would place the Company at a competitive disadvantage and would do damage, monetary or otherwise, to the Company’s business; and (C) the engaging by the Executive in any of the activities prohibited by this Section 13(a) may constitute misappropriation and/or improper use of trade secrets in violation of the Michigan Uniform Trade Secrets Act, as well as a violation of this Agreement.

           (ii) During the Employment Period and at all times thereafter, the Executive shall not, directly or indirectly, whether individually, as a director, stockholder, owner, partner, employee, consultant, principal or agent of any business, or in any other capacity, publish or make known, disclose, furnish, reproduce, make available, or utilize any of the Confidential Information without the prior expressed written approval of an officer of the Company, other than in the proper performance of the duties contemplated herein, unless and until such Confidential Information is or shall become general public knowledge through no fault of the Executive.
           (iii) In the event that the Executive is required by law to disclose any Confidential Information, the Executive agrees to give the Company prompt advance written notice thereof and to provide the Company with reasonable assistance in obtaining an order to protect the Confidential Information from public disclosure.
           (iv) The failure to mark any Confidential Information as confidential shall not affect its status as Confidential Information under this Agreement.
         (b) Intellectual Property.
           (i) The Executive hereby assigns to the Company or its designees, without further consideration and free and clear of any lien or encumbrance, the Executive’s entire right, title and interest (within the United States and all foreign jurisdictions), to any and all inventions, discoveries, improvements, developments, works of authorship, concepts, ideas, plans, specifications, software, formulas, databases, designees, processes and contributions to Confidential Information created, conceived, developed or reduced to practice by the Executive (alone or with others) during the Employment Period which (A) are related to the Company’s current or anticipated business, activities, products, or services, (B) result from any work performed by Executive for the Company, or (iii) are created, conceived, developed or reduced to practice with the use of Company property, including any and all Intellectual Property Rights (as defined below) therein (“Work Product”). Any Work Product which falls within the definition of “work made for hire”, as such term is defined in the Copyright Act (17 U.S.C. Section 101), shall be considered a “work made for hire”, the copyright in which vests initially and exclusively in the Company. The Executive waives any rights to be attributed as the author of any Work Product and any “droit morale” (moral rights) in Work Product. The Executive agrees to immediately disclose to the Company all Work Product. For purposes of this Agreement, “Intellectual Property” shall mean any patent, copyright, trademark or service mark, trade secret, or any other proprietary rights protection legally available.

           (ii) The Executive agrees to execute and deliver any instruments or documents, and to do all other things reasonably requested by the Company in order to more fully vest the Company with all ownership rights in the Work Product. If any Work Product is deemed by the Company to be patentable or otherwise registrable, the Executive shall assist the Company (at the Company’s expense) in obtaining letters of patent or other applicable registration therein and shall execute all documents and do all things, including testifying (at the Company’s expense) necessary or appropriate to apply for, prosecute, obtain, or enforce any Intellectual Property Right relating to any Work Product. Should the Company be unable to secure the Executive’s signature on any document deemed necessary to accomplish the foregoing, whether due to the Executive’s disability or other reason, the Executive hereby irrevocably designates and appoints the Company and each of its duly authorized officers and agents as the Executive’s agent and attorney-in-fact to act for and on the Executive’s behalf and stead to take any of the actions required of Executive under the previous sentence, with the same effect as if executed and delivered by the Executive, such appointment being coupled with an interest.
         (c) Non-Competition.
           (i) The Executive acknowledges and agrees that: (A) the Business (as defined below) is intensely competitive and conducted by the Company throughout the world; and (B) reasonable limits on the Executive’s ability to engage in activities which are competitive with the Company are warranted in order to, among other things, reasonably protect trade secrets and proprietary information of the Company and to maintain and develop the Company’s reputation, customer relationships, goodwill and overall status in the marketplace.
           (ii) During the Employment Period and for a period of eighteen (18) months following the termination of the Executive’s employment for any reason, and provided that the Company is making the payments, if any, required under Section 9(b), the Executive shall not engage in Competition (as defined below) with the Company.
           (iii) For purposes of this Agreement, “Competition” by the Executive shall mean the Executive’s engaging in, or otherwise directly or indirectly being employed by or acting as a consultant or lender to, or being a director, officer, employee, principal, agent, stockholder, member, owner or partner of, or permitting the Executive’s name to be used in connection with the activities of any other business or organization anywhere in the world which competes, directly or indirectly, with the Company in the Business; provided, however, it shall not be a violation of this Section 13(c) for the Executive to become the registered or beneficial owner of up to three percent (3%) of any class of the capital stock of a corporation in Competition with the Company that is registered under the Securities Exchange Act of 1934, as amended, provided that the Executive does not otherwise participate in the business of such corporation.
For purposes of this Agreement, “Business” means the creation, development, manufacture, sale, promotion and distribution of vehicle electronics, transportation components, integrated systems and modules and other electronic technology and any other business which the Company engages in, or is preparing to become engaged in, at the time of the Executive’s termination.
         (d) Non-Solicitation; Non-Interference. During the Employment Period and for a period of twelve (12) months following the termination of the Executive’s employment for any reason, and provided that the Company has paid to the Executive any and all severance amounts, if any, due under Section 9 hereof, the Executive agrees that he or she will not, directly or indirectly, for the Executive’s benefit or for the benefit of any other person, firm or entity, do any of the following:
           (i) solicit from any customer doing business with the Company as of the Executive’s termination or within six (6) months prior to the Date of Termination, business of the same or of a similar nature to the Business;
           (ii) solicit from any known potential customer of the Company business of the same or of a similar nature to that which has been the subject of a known written or oral bid, offer or proposal by the Company, or of substantial preparation with a view to making such a bid, proposal or offer, within six (6) months prior to the Date of Termination;
           (iii) solicit the employment or services of, or hire or engage, any person who was known to be employed or engaged by the Company as of the Date of Termination, or within 6 months thereof; or
           (iv) otherwise interfere with the business or accounts of the Company, including, but not limited to, with respect to any relationship or agreement between the Company and any vendor or supplier.
         (e) Injunctive Relief; Indemnity of Company. The Executive agrees that any breach or threatened breach of subsections (a), (b), (c) or (d) of this Section 13 would result in irreparable injury and damage to the Company for which an award of money to the Company would not be an adequate remedy, The Executive therefore also agrees that in the event of said breach or any reasonable threat of breach, the Company shall be entitled to seek an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Executive and/or any and all persons and/or entities acting for and/or with the Executive. The terms of this paragraph shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including, but not limited to, remedies available under this Agreement and the recovery of damages. The Executive and the Company further agree that the provisions of this Section 13 are reasonable. The

Executive agrees to indemnity and hold harmless the Company from and against all reasonable expenses (including reasonable fees and disbursements of counsel) which may be incurred by the Company in connection with, or arising out of, any violation of this Agreement by the Executive.
         (f) Definition of Company: For purposes of this Section 13, the “Company,” as used above, shall be construed to include the Company and its parent, subsidiaries and affiliates, including, without limitation, any divisions managed or supervised by the Executive.
         (g) Survival: The provisions of this Section 13 survive the termination of Executive’s employment with the Company, regardless of the reason for such termination, for the duration expressly stated in any such provision or, if no duration is stated, then indefinitely.
     14. Assignment; Successors. This Agreement and all rights hereunder are personal to the Executive and may not, unless otherwise specifically permitted herein, be assigned by the Executive. If the Executive should die while any amounts would still be payable to the Executive hereunder if the Executive had continued to live, all such amounts unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive’s devisee, legatee, or other designee or, if there be no such designee, to the Executive’s estate. The Company will require any and all successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Company had terminated the Executive’s employment other than for Cause, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, “Company” shall mean the Company as herein before defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 14 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.
     15. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:
     If to the Executive, at the Executive’s most recent address shown in the records of the Company; and

If to the Company:
Delphi Corporation
5725 Delphi Drive
Troy Michigan 48098
Attention: General Counsel
     or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.
     16. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer of the Company as may be specifically designated by its Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement is not intended and shall not be construed to confer any rights or remedies upon any other person or entity, other than the parties hereto.
     17. No Duplication of Benefits. Nothing in this Agreement shall be construed in a manner that would result in a duplication of benefits to the Executive.
     18. Withholding. Any amounts payable pursuant to this Agreement shall be subject to applicable withholdings.
     19. Validity; Severability. In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remainder of the Agreement shall not in any way be affected or impaired thereby. Moreover, without limiting the generality of the foregoing, if any one or more of the provisions contained in this agreement shall be held to be unreasonable or unenforceable in any respect, including excessively broad as to duration, scope, activity or subject, such provisions shall be construed by limiting and reducing them so as to be enforceable to the maximum extent allowed by applicable law.
     20. Governing Law; Consent to Jurisdiction. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Michigan, without regard to its conflicts of law principles. The parties hereby irrevocably consent and submit to the jurisdiction of the federal and state courts located within the state of Michigan in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement

     21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
     22. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, understandings, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled; provided, however, that if the Executive is a party to a Change in Control Agreement with the Company, then this Agreement shall not supersede the Change in Control Agreement following a “Change in Control”; and provided further that if the Executive becomes entitled to payments and benefits under the Change in Control Agreement as a result of his termination of employment, he shall not be entitled to receive any payments or benefits under Section 9(b) of this Agreement. Except as noted above, the compensation and benefits payable to the Executive under Section 9 of this Agreement shall be in lieu of any other severance benefits to which the Executive may otherwise be entitled upon the Executive’s termination of employment under any severance plan, program, policy or arrangement of the Company or any of its subsidiaries or affiliates. For the avoidance of doubt, nothing herein shall supersede, terminate or cancel any performance or bonus award, recognition and retention award, equity award or any special grant or other award or benefit that has been granted to the Executive.2

[2]	For Rodney O’Neal, include “Nothing herein shall supersede the letter agreement between the Executive and the Company dated June 24, 2005 regarding the next chief executive officer of the Company.”

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date below.

Delphi Corporation

By:
Name:
Title:

Date:

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